Exhibit 10.2
PLACEMENT AGENCY AGREEMENT
May 19, 2025
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Attn: Thomas Fennimore, Chief Financial Officer
Dear Mr. Fennimore:
This letter (the “Agreement”) constitutes the agreement between D. Boral Capital LLC (the “Placement Agent”) and Luminar Technologies, Inc., a Delaware corporation (the “Company”), that the Placement Agent shall serve as the placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offering (the “Placement”) of (i) shares (the “Shares”) of Series A Convertible Preferred Stock, $0.0001 par value per share, (ii) shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Shares (the “Conversion Shares”), and (iii) additional Shares payable “in kind” as dividends on the Shares (the “Dividend Shares” and collectively with the Shares and the Conversion Shares, the “Securities”). The Securities actually placed by the Placement Agent are referred to herein as the “Placement Securities.” The Shares, the Conversion Shares, and the Dividend Shares will be offered and sold pursuant to one or more registration statements (collectively, the “Registration Statement”) filed or to be filed by the Company with the Commission. The documents executed and delivered by the Company and the Purchasers (as defined below) in connection with the Placement, including, without limitation, one or more securities purchase agreements (each, a “Purchase Agreement,” and together, the “Purchase Agreements”), are collectively referred to herein as the “Transaction Documents.”
The terms of the Placement are to be mutually agreed upon by the Company and purchasers signatories to the Purchase Agreements (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein confers upon the Placement Agent the power or authority to bind the Company or any Purchaser, or constitutes an obligation for the Company to issue any Placement Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities, or any portion thereof, or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The sale of Securities to any Purchaser will be evidenced by a Purchase Agreement between the Company and such Purchaser in a form reasonably acceptable to the Company and the Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreements. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.
Section 1. Representations and Warranties of the Company.
(a)    With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the Purchase Agreements in connection with the Placement, are hereby incorporated herein by reference into this Agreement (as though fully restated herein) and are, as of the date of this Agreement and as of each Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater securityholder of the Company.
(b)    Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or, to the knowledge of the Company, plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or, to the knowledge of the Company, plans to engage in any Covered Activity.
Section 2. Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities laws of each state in which an offer or sale of Placement Securities is made (unless exempt from the respective state’s broker-dealer registration requirements), (iii) is licensed as a broker/dealer under the laws of the United States of America applicable to the offers and sales of the Placement Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.
Section 3. Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent a cash fee of 4.6% of the aggregate gross proceeds actually received by the Company in cash from the sale of the Placement Securities to the Purchasers, each of which is listed on Exhibit A hereto. This cash fee shall be paid by or on behalf of the Company to the Placement Agent on the applicable Closing Date for any such sale of Placement Securities. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination is made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of that permitted by FINRA Rules or that the terms thereof require adjustment.
Section 4. Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus and each Prospectus Supplement, and all amendments and supplements thereto; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including the Placement Securities on the Trading Market; and (viii) all reasonable out-of-pocket costs and expenses of outside counsel to the Placement Agent, provided that such costs and expenses shall not exceed $75,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).
Section 5. Tail Fee. The Placement Agent shall be entitled to compensation under Section 3 of this Agreement, calculated in the manner set forth herein with respect to any public or private offering or other financing or capital raising-transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is both (i) provided to the Company by any of the Purchasers listed on Exhibit A hereto and (ii) consummated at any time prior to the date that is six months after the last Closing Date to occur on or prior to the Termination Date (as defined below).
Section 6. Right of First Refusal. For a period of twelve months after the last Closing Date to occur on or prior to the Termination Date, the Company shall offer the Placement Agent a right of first refusal to act as sales agent on any “at the market” or continuous equity transaction the Company intends to enter into pursuant to customary terms and fees for providing such services, provided that such fees shall in no event exceed 1.0% of the gross proceeds from any sales made pursuant to such “at the market” or continuous equity transaction for which the Placement Agent is acting as sales agent. The Placement Agent’s participation in any such transaction will be subject to the approval of the Placement Agent’s internal committees and other conditions customary for such an undertaking and the execution of a final written sales agreement or other definitive agreement with respect to such transaction.
Section 7. Indemnification.
(a)    To the extent permitted by law, with respect to the Placement Securities, the Company shall indemnify the Placement Agent and its affiliates, and the respective directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Exchange Act) (each, an “indemnified party”) of any of the foregoing,
(i)    from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, expenses and liabilities, as the same are incurred (including reasonable and documented fees and expenses of counsel) as incurred, that are (A) relating to or arising out of its activities hereunder or pursuant to this Agreement, or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B of the Securities Act, or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii)    from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company as set forth in Section 7(b) below; and

(iii)    from and against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that clause (i)(A) shall not apply (and no indemnification will be provided) in the event any such claim, action, suit, proceeding, damage, expense or liability arises out of or is based upon (x) any action by any indemnified party that is found in a final and binding judicial determination to constitute bad faith, gross negligence or willful misconduct on the part of such indemnified party, or any settlement entered into by any indemnified party admitting to such bad faith, gross negligence or willful misconduct, or (y) any dispute among indemnified parties that a court of competent jurisdiction has determined in a final and binding judicial determination did not result from acts or omissions of the Company. To the extent that it is determined that any indemnified party is not entitled to indemnification under clause (i)(A) because any relevant claim, action, suit, proceeding, damage, expense or liability has been found by a final and binding judicial determination of a court of competent jurisdiction to have (1) resulted from the bad faith, gross negligence or willful misconduct of an indemnified party or (2) relates to any dispute among indemnified parties that did not result from acts or omissions of the Company, or a settlement is entered into by an indemnified party admitting to such bad faith, gross negligence or willful misconduct, then the Placement Agent shall promptly repay to the Company amounts paid to such indemnified party hereunder to which it was not entitled to indemnification under clause (i)(A).
(b)     Promptly after receipt by the Placement Agent of notice of any complaint or the assertion or institution of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will immediately notify the Company in writing of such complaint, claim or of the commencement of such action or proceeding, but failure to so notify the Company or delay of notification shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable and documented fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to reasonable and documented fees of local counsel. The Company will have the right to settle, compromise, or consent to the entry of judgment in any pending or threatened claim, action or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, conditioned, or delayed, unless such settlement includes an unconditional release of the Placement Agent and each other indemnified party named in such proceeding from all liabilities arising out of the action for such claim, action or proceeding. The Company will not be liable for settlement of any action effected without its written consent, which may not be unreasonably withheld, conditioned or delayed.

(c)    The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.
(d)     If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).
(e)    The provisions of this Section 7 will remain in full force and effect, survive the expiration or termination of this Agreement, and be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement, whether or not the transaction contemplated by this Agreement is completed.
Section 8. Engagement Term. The Placement Agent’s engagement hereunder will be until the date of the last of the Purchase Agreements to terminate in accordance with its terms (the “Termination Date”); provided, however, the Placement Agent may terminate this Agreement prior to the Termination Date if it reasonably determines that it is unsatisfied with the results of its due diligence investigation, notwithstanding its best efforts to complete the Placement. The Company may terminate the engagement hereunder for any reason prior to the Termination Date. If this Agreement expires or terminates prior to the completion of the Placement, the Company shall reimburse expenses incurred by the Placement Agent, pursuant to Section 4 hereof but in no event greater than the amounts set forth in Section 4, up to and including the Termination Date. Notwithstanding anything in this Agreement to the contrary, if (x) the Placement Agent terminates this Agreement for any reason other than (i) by mutual written agreement of the parties hereto prior to the Termination Date or (ii) due to the bad faith, gross negligence or willful misconduct of the Company or (y) the Company terminates this Agreement for Cause, in either case, the Placement Agent will not be entitled to payment of any compensation under Section 3 in connection with any sale of the Placement Securities or any Tail Financing, in each case, consummated after the effective date of such termination. The term “Cause” shall mean a final and binding judicial determination that the Placement Agent acted with bad faith, gross negligence or willful misconduct in the performance of its services under this Agreement.
Section 9. Placement Agent Information; Company Information.
(a)    The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by applicable law or governmental or stock exchange regulation, judgment, order, decree or injunction or request of any governmental agency or body, the Company will not disclose or otherwise refer to the advice or information in any manner (other than, on a confidential basis, to its counsel and other advisors in connection with the Placement, it being understood that the Company will be responsible for any breach by such counsel or advisors of the provisions of this sentence) without the Placement Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything herein to the contrary, the Company may advise prospective Purchasers that the Company has engaged the Placement Agent to assist with the Placement.
(b)    The Placement Agent agrees to keep confidential during the term of this Agreement and for two (2) years after the Termination Date, all material non-public information provided to it by the Company or learned of in the course of the Placement Agent’s engagement hereunder (the “Company Information”), except nothing shall prevent the Placement Agent or any Placement Agent Representative (as defined below) from disclosing such information: (a) as required by law or regulation, pursuant to an order of a court of competent jurisdiction, or at the request of a regulatory authority having jurisdiction over the Placement Agent or such Placement Agent Representative; provided, that to the extent practicable, the Placement Agent or such Placement Agent Representative shall promptly notify the Company in writing of the proposed disclosure and provide the Company with an opportunity to seek confidential treatment or similar limitations on the disclosure of such information and shall take reasonable actions, at the sole cost and expense of the Company, to avoid and/or minimize the extent of such disclosure; (b) to the extent such information was or becomes publicly available other than by reason of disclosure by the Placement Agent or any Placement Agent Representative in violation of its duty of confidentiality under this Agreement or otherwise; or (c) as contemplated by the terms of this Agreement including in connection with the performance by the Placement Agent of the services to be provided for hereunder. Notwithstanding any provision herein to the contrary, the Placement Agent may disclose Company Information to any of the Placement Agent’s accountants, financial and legal advisors (collectively, “Placement Agent Representatives”) to the extent reasonably required in connection with its engagement under this Agreement, provided that any such Placement Agent Representative agrees to be bound by the terms of this Section 9(b), unless such Placement Agent Representative is already bound by a written confidentiality agreement or subject to an ethical obligation that would impose comparable restrictions on disclosure of the Company Information by such Placement Agent Representative.
Section 10. No Fiduciary Relationship. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.
Section 11. Closings. The obligations of the Placement Agent hereunder are subject to the accuracy, when made and on the applicable Closing Date, of the representations and warranties on the part of the Company contained herein and expressly incorporated herein by reference from the Purchase Agreements, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:
(a)    All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities have been completed or resolved in a manner reasonably satisfactory in all material respects to the Placement Agent.

(b)    The Placement Agent has received from outside legal counsel to the Company such counsel’s written opinion with respect to the Placement Securities or a reliance letter with respect to such counsel’s opinion to the Purchasers, addressed to the Placement Agent and dated as of the applicable Closing Date, in form and substance reasonably satisfactory to the Placement Agent.
(c)    The Placement Agent has received copies of such other documents, including certificates of the Company’s officers, delivered to the Purchasers of the Placement Securities at such Closing as the Placement Agent may reasonably request, and the Placement Agent shall be entitled to rely on the representations of the parties to such documents.
(d)    The Common Stock has been registered under the Exchange Act and listed, admitted and authorized for trading on the Principal Market or other applicable U.S. national exchange as of the applicable Closing Date, and the Placement Agent has received reasonably satisfactory evidence of such actions. The Company has not taken any action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting, or suspending from trading, the Common Stock from the Principal Market or other applicable U.S. national exchange. The Company has not received any information suggesting that the Commission or the Principal Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.
(e)    No action or proceeding before a court of competent jurisdiction has been taken, and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that would, as of the applicable Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company. No injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction has been issued as of the applicable Closing Date that would prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company.
(f)    The Company has entered into a Purchase Agreement with each of the Purchasers of the Placement Securities, and such agreements are in full force and effect and contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.
(g)    FINRA raised no objections to the fairness and reasonableness of the terms and arrangements of this Agreement. If requested by the Placement Agent, the Company has filed, or has authorized the Placement Agent’s counsel to file on the Company’s behalf, with FINRA all necessary materials in compliance with FINRA Rule 5110 with respect to the Placement and has paid all filing fees, if any, required in connection therewith.
(h)    On or before the applicable Closing Date, the Placement Agent and counsel for the Placement Agent have received such information and documents as they may reasonably request in order to evidence the accuracy of any of the representations and warranties of the Company, or the satisfaction of any of the conditions or agreements, herein contained.
If any of the conditions specified in this Section 11 have not been fulfilled when and as required by this Agreement, the Placement Agent may terminate this Agreement at any time by giving oral or written notice to the Company. Any such oral notice must be promptly confirmed in writing.
Section 12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement is binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto irrevocably waives personal service of process, consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, and acknowledges that such service will constitute good and sufficient service of process and notice thereof. If either party commences an action or proceeding to enforce any provisions of this Agreement, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.
Section 13. Entire Agreement/Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, including that certain engagement letter, dated September 12, 2024, between the Company and the Placement Agent, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive all Closing Dates of the Placement and delivery of the Placement Securities. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications are as set forth on the signature pages hereto.
Section 15. Press Announcements. The Company agrees that the Placement Agent may, on and after the First Closing Date, reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense; provided that the Placement Agent will not disclose any information thereby that is not already publicly available.
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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

D. BORAL CAPITAL LLC

By: /s/ Philip Wiederlight
Name: Philip Wiederlight
Title: Chief Operating Officer

Address for notice:

590 Madison Avenue
39th Floor
New York, New York 10022
Attn: Syndicate Department
Email: syndicate@dboralcapital.com

Accepted and Agreed to as of the date first written above:

LUMINAR TECHNOLOGIES, INC.

By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer

Address for notice:

Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, FL 32826
Attention: Tom Fennimore, CFO
Email: tom@luminartech.com

with a copy (which will not constitute notice) to:

legal.notices@luminartech.com

with a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
631 Wilshire Boulevard
Santa Monica, CA 90401
Attention: Daniel S. Kim
Email: dan.kim@orrick.com